Lexaria Closes Tranche of Financing and Issues Shares to President

KELOWNA, BC—April 15, 2016 - Lexaria Bioscience Corp. (OTCQB: LXRP) (CSE: LXX) (the "Company" or "Lexaria") announces it has closed a tranche of the Equity financing announced on February 18 for gross proceeds of US$60,000.

Each equity unit consists of one common share of the Company and one non-transferable share purchase warrant, each warrant entitling the holder to purchase one additional common share of the Company for a period of eighteen months from the date of issuance, at a purchase price of US$0.15. A finder’s fee of $700 and broker’s warrants good to buy 8,750 common shares at a price of US$0.15 per share for a period of eighteen months from the date of issuance were issued in relation to this financing.

All issued shares will be subject to a hold period, for any resale into the USA under Rule 144, of six months and one day; and within Canada subject to a hold period of not less than 4 months and a day. Proceeds of the financing will be used for general working capital and for administrative needs. The financing is subject to normal regulatory approvals.

Lexaria also announces it is issuing 210,000 restricted common shares and cash compensation of US$4,000 to the President of the Company for his significant contribution to the December 2015 filing of two utility patent applications on behalf of the Company, as per terms of a previously entered management contract. Lexaria is also issuing 300,000 stock options to Mr Docherty with an exercise price of US$0.11, as per his management contract.

As previously announced, Lexaria caused two new U.S. provisional patent applications to be filed at the U.S. Patent and Trademark Office in December, 2015. Those patent applications permit for broad application of the Company’s core technology across large product segments and the Company is pleased to recognize the important contributions made by John Docherty, President.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Lexaria

Lexaria Bioscience is a food sciences company, with common shares quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, CBD sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.